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                                                                EXHIBIT 24.3






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-09719 of EPL Technologies, Inc. of our report dated April 2, 1996, appearing in the Annual Report on Form 10-K/A of EPL Technologies, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

October 10, 1996